Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Ares Management Corporation (the “Company”) for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael J Arougheti, as Chief Executive Officer of the Company, and Jarrod Phillips, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2021

/s/ Michael J Arougheti
Name:	Michael J Arougheti
Title:	Co-Founder, Chief Executive Officer & President (Principal Executive Officer)

/s/ Jarrod Phillips
Name:	Jarrod Phillips
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ares Management Corporation and will be retained by Ares Management Corporation and furnished to the Securities and Exchange Commission or its staff upon request.